CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Matrix Advisors Value Fund, Inc and to the use of our report dated August 27, 2009 on the financial statements and financial highlights of Matrix Advisors Value Fund, Inc.   Such financial statements and financial highlights appear in the 2009 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

 TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 28, 2009